Exhibit 5.1

November 20, 2002

Board of Directors
Orbital Sciences Corporation
21839 Atlantic Boulevard
Dulles, Virginia 20166

Ladies and Gentlemen:

         This firm has acted as counsel to Orbital Sciences Corporation, a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission and relating to (i) resales of up to 135,000 warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), (ii) the resales or, in certain circumstances, the issuance, of up to 16,605,000 shares of Common Stock, issuable upon exercise of the Warrants (the “Exercise Shares”) in accordance with the Warrant Agreement (as defined below) and up to 16,605,000 associated common share purchase rights (the “Rights”) to be issued pursuant to the Rights Agreement (as defined below), and (iii) the resale of up to 100,000 shares of Common Stock (the “January 2000 Warrant Shares” and, together with the Exercise Shares, the “Shares”), to the extent the January 2000 Warrant Shares have been or may be issued upon exercise of and in accordance with the January 2000 Warrants (as defined below) and up to 100,000 Rights to be issued pursuant to the Rights Agreement (as defined below). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.	An executed copy of the Warrant Agreement, dated August 22, 2002 (the “Warrant Agreement”), by and between the

Board of Directors
Orbital Sciences Corporation
November 20, 2002

Company and U.S. Bank, N.A. (the “Warrant Agent”), including the form of Warrant issued pursuant thereto.

3.	The Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on August 14, 2002 and as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

4.	The By-laws of the Company, as amended, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

5.	Resolutions of the Board of Directors of the Company adopted at a meeting held on August 8, 2002 and resolutions of the Pricing Committee of the Board of Directors adopted at a meeting held on August 8, 2002, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Warrants, the issuance and delivery of the Exercise Shares upon exercise thereof, the preparation and filing of the Registration Statement and arrangements in connection therewith.

6.	Executed copies of Warrants, dated January 15, 2000 (the “January 2000 Warrants”), issued by the Company to certain holders thereof.

7.	Resolutions of the Board of Directors of the Company adopted at a meeting held on December 17, 1999, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance of the January 2000 Warrants and the issuance and delivery of the January 2000 Warrant Shares upon exercise thereof.

8.	An executed copy of the Rights Agreement, dated as of October 22, 1998 (the “Rights Agreement”), between the Company and BankBoston, N.A, as rights agent (the “Rights Agent”).

9.	Certain resolutions of the Board of Directors of the Company adopted at a meeting of the Board held on October 21-22, 1998, as certified by an Assistant Secretary of the Company on the

Board of Directors
Orbital Sciences Corporation
November 20, 2002

date hereof as being complete, accurate and in effect relating to, among other things, the execution of the Rights Agreement.

         In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). We have assumed that (i) the Warrant Agent has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Warrant Agreement, (ii) the Warrant Agent has duly authorized, executed and delivered the Warrant Agreement, (iii) the Warrant Agent is validly existing and in good standing in all necessary jurisdictions, (iv) the Warrant Agreement constitutes a valid and binding obligation, enforceable against the Warrant Agent in accordance with its terms, (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Warrant Agreement and (vi) the Warrants will be issued in accordance with the Warrant Agreement. We have also assumed that (i) the Rights Agent has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Rights Agreement, (ii) the Rights Agent has duly authorized, executed and delivered the Rights Agreement, (iii) the Rights Agent is validly existing and in good standing in all necessary jurisdictions, (iv) the Rights Agreement constitutes a valid and binding obligation, enforceable against the Rights Agent in accordance with its terms, (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Rights Agreement and (vi) the Rights will be issued in accordance with the Rights Agreement. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on applicable provisions of the Delaware General Corporation Law, as amended, and the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General

Board of Directors
Orbital Sciences Corporation
November 20, 2002

Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that:

                  (i) The Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  (ii) The Exercise Shares, when issued in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid, and nonassessable.

                  (iii) The January 2000 Warrant Shares, when issued in accordance with the terms of the January 2000 Warrants, will be validly issued, fully paid and nonassessable.

         The opinions set forth in sections (ii) and (iii) above, insofar as they relate to the Rights, are limited to the valid issuance of the Rights under the Delaware General Corporation Law.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         The opinion expressed in paragraph (i) above shall be understood to mean only that if there is a default in performance of an obligation, (a) if a failure to pay or other damage can be shown and (b) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions elsewhere set forth in this opinion letter, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

         In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.

Board of Directors
Orbital Sciences Corporation
November 20, 2002

In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.